UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 12, 2008

BEST BUY CO., INC.

(Exact name of registrant as specified in its charter)

Minnesota

1-9595

41-0907483

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South
Richfield, Minnesota		55423
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01           OTHER EVENTS

As reported on its Current Report on Form 8-K and Form 8-K/A filed with the U.S. Securities and Exchange Commission on May 8, 2008 and May 13, 2008, respectively (collectively, the “Previous Reports”), Best Buy Co., Inc. (“Best Buy” or the “registrant”) entered into a Sale and Purchase Agreement, dated May 7, 2008, with The Carphone Warehouse Group PLC (“The Carphone Warehouse”), a company registered in England and Wales; CPW Retail Holdings Limited (“CPW Retail”), a company registered in England and Wales and a wholly-owned subsidiary of The Carphone Warehouse; and Best Buy Distributions Limited (“BBY Acquisition Co.”), a company registered in England and Wales and a wholly-owned subsidiary of Best Buy.

Under the terms of the Sale and Purchase Agreement, The Carphone Warehouse and CPW Retail will contribute certain assets and liabilities into a newly-formed company registered in England and Wales which is expected to be named CPW Distribution Holdings Limited (“CPWDH”) in exchange for all of the ordinary shares of CPWDH.  BBY Acquisition Co. will purchase 50% of such ordinary shares of CPWDH from The Carphone Warehouse for an aggregate purchase price of £1,088 million (equal to approximately $2,142 million).

A condition to closing the transaction is the approval of The Carphone Warehouse’s shareholders at an extraordinary general meeting scheduled to be held on June 30, 2008.  The directors of The Carphone Warehouse, who hold approximately 54% of the outstanding voting shares, have unanimously agreed to vote in favor of the resolution to approve the transactions contemplated by the Sale and Purchase Agreement at the extraordinary general meeting.  The proposed circular describing the transaction with Best Buy and notice of extraordinary general meeting was distributed to The Carphone Warehouse’s shareholders on June 12, 2008.  Also on June 12, 2008, The Carphone Warehouse released its preliminary financial results for its fiscal year ended March 29, 2008.

As reported in the circular and release described above, The Carphone Warehouse’s retail (distribution) business, which is the business to be contributed to CPWDH, generated revenues of £3,116 million (approximately $6,256 million), gross profit of £982 million (approximately $1,972 million) and operating profit of £174 million (approximately $349 million) for the fiscal year ended March 29, 2008.

In addition, the circular included a carve-out of the assets and liabilities to be contributed to CPWDH.  This showed at March 29, 2008, (i) total assets of £1,642 million (approximately $3,285 million), including inventories of £211 million (approximately $422 million), trade and other receivables of  £634 million (approximately $1,268 million) and property, plant and equipment of £185 million (approximately $370 million) and (ii) total liabilities of £928 million (approximately $1,856 million), including trade and other payables of  £687 million (approximately $1,374 million).  The above figures are reported under International Financial Reporting Standards as issued by the International Accounting Standards Board and have not been reconciled to accounting principles generally accepted in the United States.

Upon approval of the transaction by The Carphone Warehouse’s shareholders and if all other conditions to closing are satisfied, the transaction is expected to be consummated on June 30, 2008.  The effective acquisition date for accounting purposes is expected to be the close of business June 28, 2008, the end of The Carphone Warehouse’s fiscal first quarter.

The contents of the Previous Reports are incorporated by reference into this Item 8.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: June 12, 2008	By:	/s/ SUSAN S. GRAFTON
Susan S. Grafton
Vice President, Controller and Chief
Accounting Officer